UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to Existing Employment Agreement, New South African Employment Arrangement and Option Grant for Mr. Mazanderani

On May 12, 2026, the Board of Directors (the "Board") of Lesaka Technologies, Inc. (the "Company") approved an amendment to the existing employment agreement with Mr. Ali Mazanderani, the Company's Executive Chairman, to extend the expiration date of such agreement from January 31, 2028 to June 30, 2029. Mr. Mazanderani will continue to receive a base salary of $600,000 per annum under this agreement and will remain ineligible for a short-term cash incentive award, or any other bonus program implemented by the Company, during the term of his employment agreement. Except as described above, the terms of Mr. Mazanderani's existing employment agreement remain unchanged.

The Board also approved new employment terms between the Company's wholly owned subsidiary, Lesaka Technologies Proprietary Limited ("Lesaka SA"), and Mr. Mazanderani. The Company has approved the principal terms of a formal employment agreement (the "SA Employment Contract"), which is expected to become effective on July 1, 2026 and terminate on June 30, 2029. Under these terms, Mr. Mazanderani will receive an annual base salary of ZAR 5,000,000 per annum, and Lesaka SA will be responsible for the costs of travel undertaken by Mr. Mazanderani for business purposes, up to a maximum amount of ZAR 4,000,000 per financial year. The SA Employment Contract will also include other customary terms and conditions for arrangements of this nature. Mr. Mazanderani will not be eligible for a short-term cash incentive award or any other bonus program implemented by the Company during the term of the SA Employment Contract.

In addition, on May 12, 2026, the Board approved, and the Company granted to Mr. Mazanderani, an option to purchase 1,000,000 shares of the Company's common stock at an exercise price of $5.00 per share. The award of these stock options is subject to approval by the Company's shareholders at a shareholders' meeting to be held by no later than August 17, 2026. The stock options may only be exercised during a period commencing from April 1, 2029 to April 1, 2030. Vesting of these stock options is subject to Mr. Mazanderani's continuous employment as Executive Chair through April 1, 2028.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: May 18, 2026	By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Group Chief Financial Officer